Ames True Temper Reports Third Quarter Results
        –    Revenue increases 12.8 percent

CAMP HILL, Pennsylvania, August 10, 2006 – ATT Holding Co., parent of Ames True Temper, Inc., reported today the results of the Company's fiscal third quarter ended July 1, 2006.

Third Quarter Results (13-week Period Ended July 1, 2006)

Net sales for the thirteen-week third quarter ended July 1, 2006 were $163.3 million, a 12.8 percent increase over $144.8 million for the thirteen-week third quarter ended June 25, 2005. Net income for the third quarter of fiscal 2006 was $7.6 million, a 109.8 percent increase over $3.6 million for the third quarter of fiscal 2005. Adjusted EBITDA (which is reconciled to net income on the attached table) for the fiscal 2006 third quarter was $21.9 million, a 28.7 percent increase over $17.0 million for fiscal 2005 third quarter. Adjusted EBITDA is a basis upon which the Company's management assesses financial performance and covenants of our senior credit facility which are tied to this measure.

‘‘We are pleased with our overall operating results for the third quarter,’’ said Rich Dell, President and CEO. ‘‘Our Net Sales and Net Income both increased with the impact of the incremental volume from the UnionTools, Inc. and Hound Dog Products acquisitions which consummated in April. The Ames True Temper business performed well in spite of heavy rains and flooding in the Northeast. In addition, our new Lewistown, PA manufacturing facility is operating at expected production levels.’’

Year-to-Date Results (39-week period ended July 1, 2006)

Net sales for the thirty-nine week period ended July 1, 2006 were $386.0 million, a 7.0 percent increase over $360.6 million for the thirty-nine week period ended June 25, 2005. Net income for the thirty-nine weeks ended July 1, 2006 was $5.5 million, compared to $2.7 million during the thirty-nine weeks ended June 25, 2005. Adjusted EBITDA (which is reconciled to net income on the attached table) for the first three quarters of fiscal 2006 was $48.5 million, a 21.7 percent increase over $39.9 million for the first three quarters of fiscal 2005.

‘‘The integration of UnionTools, Inc. and Hound Dog Products are moving forward on schedule. We are pleased with our progress on administrative, selling and operational synergies with both acquisitions.’’ noted David Nuti, CFO.

Ames True Temper, Inc. is a leading North American manufacturer and marketer of non-powered lawn and garden tools and accessories.

Forward-Looking Statements

This press release includes ‘‘forward-looking statements’’ within the meaning of

Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are ‘‘forward-looking statements’’ for purposes of federal and state securities laws. Forward-looking statements may include the words ‘‘may,’’ ‘‘will,’’ ‘‘plans,’’ ‘‘estimates,’’ ‘‘anticipates,’’ ‘‘believes,’’ ‘‘expects,’’ ‘‘intends’’ and similar expressions. Although Ames believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected or assumed in its forward-looking statements. These factors, risks and uncertainties include, among others, the following:

* The Company's liquidity and capital resources;

* Sales levels to existing and new customers;

* Increased concentration of its customers;

* Seasonality and adverse weather conditions;

* Competitive pressures and trends;

* Changing consumer preferences;

* New product and customer initiatives;

* Risks relating to foreign sourcing, foreign operations and availability of raw materials;

* The Company's ability to successfully consummate and integrate acquisitions; and

* General economic conditions.

The Company's actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on its results of operations and financial condition. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.

CONTACT: Dave Nuti, Chief Financial Officer, +1-717-730-2933, investor@amestruetemper.com, for Ames True Temper, Inc.

ATT Holding Co.
Consolidated Balance Sheets
(In thousands)

	July 1, 2006	October 1, 2005
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,625	$21,394
Trade receivables, net	107,951	49,677
Inventories	131,170	91,146
Deferred taxes	3,246	6,265
Other current assets	8,040	6,472
Total current assets	255,032	174,954
Property, plant and equipment, net	67,279	61,907
Intangibles, net	84,833	81,129
Goodwill	63,259	41,735
Other noncurrent assets	18,225	15,300
Total assets	$488,628	$375,025
Liabilities and stockholders' equity
Current liabilities:
Trade accounts payable	$51,332	$34,697
Accrued interest payable	10,373	5,832
Accrued expenses and other current liabilities	34,538	24,300
Revolving loan	73,310	—
Current portion of long-term debt	524	515
Total current liabilities	170,077	65,344
Deferred taxes	16,540	20,297
Long-term debt	301,118	301,433
Accrued retirement benefits	21,362	17,280
Other liabilities	6,750	7,325
Total liabilities	515,847	411,679
Stockholders' deficit:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	110,500	110,500
Predecessor basis adjustment	(13,539)	(13,539)
Retained deficit	(127,496)	(133,020)
Accumulated other comprehensive income	3,316	(595)
Total stockholders' deficit	(27,219)	(36,654)
Total liabilities and stockholders' deficit	$488,628	$375,025

ATT Holding Co.
Condensed Consolidated Statement of Income
(In thousands)
(Unaudited)

	Thirteen weeks ended July 1, 2006		Thirteen weeks ended June 25, 2005
Net sales	$163,331	100.0%	$144,780	100.0%
Cost of goods sold	119,422	73.1%	109,931	75.9%
Gross profit	43,909	26.9%	34,849	24.1%
Selling, general, and administrative
expense	30,006	18.4%	21,425	14.8%
Loss (gain) on disposal of fixed assets	6	0.0%	(59)	0.0%
Amortization of intangible assets	450	0.3%	446	0.3%
Operating income	13,447	8.2%	13,037	9.0%
Interest expense	9,411	5.8%	7,590	5.2%
Other (income) expense (a)	(5,866)	-3.6%	306	0.2%
Income before income taxes	9,902	6.1%	5,141	3.6%
Income tax expense	2,330	1.4%	1,531	1.1%
Net Income	$7,572	4.6%	$3,610	2.5%

(a) Other income for the period ended July 1, 2006 includes $5,587 related to the settlement of a legal proceeding.

ATT Holding Co.
Condensed Consolidated Statement of Income
(In thousands)
(Unaudited)

	Thirty-nine weeks ended July 1, 2006		Thirty-nine weeks ended June 25, 2005
Net sales	$385,952	100.0%	$360,632	100.0%
Cost of goods sold	285,615	74.0%	271,650	75.3%
Gross profit	100,337	26.0%	88,982	24.7%
Selling, general, and administrative expense	73,564	19.1%	58,976	16.3%
Gain on disposal of fixed assets	(493)	-0.1%	(104)	0.0%
Amortization of intangible assets	1,347	0.3%	1,307	0.4%
Operating income	25,919	6.7%	28,803	8.0%
Interest expense	24,692	6.4%	24,777	6.9%
Other (income) expense (a)	(5,735)	-1.5%	83	0.0%
Income before income taxes	6,962	1.8%	3,943	1.1%
Income tax expense	1,438	0.4%	1,211	0.3%
Net Income	$5,524	1.4%	$2,732	0.8%

(a) Other income for the period ended July 1, 2006 includes $5,587 related to the settlement of a legal proceeding.

ATT Holding Co.
Reconciliation of Net Income to Adjusted EBITDA
(In thousands)
(Unaudited)

	Thirteen weeks ended July 1, 2006	Thirteen weeks ended June 25, 2005
Net income	$7,572	$3,610
Depreciation of property, plant and equipment	3,277	2,665
Amortization of intangible assets	450	447
Other (income) expense	(5,866)	306
Loss (gain) on disposal of fixed assets	6	(59)
Interest expense	9,411	7,590
Income tax expense	2,330	1,531
EBITDA (a)	17,180	16,090
Adjustments to EBITDA
Cost savings initiatives (b)	441	—
ERP expenses (c)	26	—
One-time costs for new long handle tool distribution (d)	1,398	—
Equity sponsor fees and other expenses (e)	872	948
One-time costs related to acquisitions (f)	2,006	—
Adjusted EBITDA (a)	$21,923	$17,038

(a) ‘‘EBITDA’’ is calculated as net income before income tax expense, interest expense, other (income) expense and loss (gain) on disposal of fixed assets plus depreciation and amortization. Adjusted EBITDA is EBITDA adjusted as indicated below. Adjusted EBITDA is not intended to represent cash flow from operations as defined by GAAP and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are a basis upon which our management assesses financial performance and covenants in our senior credit facility are tied to ratios based on this measure. While EBITDA and adjusted EBITDA are frequently used as a measure of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

(b) Represents expenses associated with cost savings initiatives, primarily plant closure and plant start-up costs.

(c) Consists of non-capitalizable expenses associated with the implementation of a new ERP system.

(d) Represents allowable addbacks for one-time set up expenses associated with new long handle tool business at one or more primary customers.

(e) Consists of management fees paid to private equity sponsor (Castle Harlan), transaction fees associated with the acquisition, non-cash (income) expense related to our pension plan and non-cash charges recorded in accordance with SFAS 13 due to the expensing of escalating rent on a straight-line basis.

(f) Represents expenses associated with acquisitions, primarily for employee retention.

ATT Holding Co.
Reconciliation of Net Income to Adjusted EBITDA
(In thousands)
(Unaudited)

	Thirty-nine weeks ended July 1, 2006	Thirty-nine weeks ended June 25, 2005
Net Income	$5,524	$2,732
Depreciation of property, plant and equipment	8,654	7,380
Amortization of intangible assets	1,347	1,307
Other (income) expense	(5,735)	83
Gain on disposal of fixed assets	(493)	(104)
Interest expense	24,692	24,777
Income tax expense	1,438	1,211
EBITDA (a)	35,427	37,386
Adjustments to EBITDA
Cost savings initiatives (b)	2,431	—
ERP expenses (c)	176	—
One-time costs for new long handle tool distribution (d)	6,000	—
Equity sponsor fees and other expenses (e)	2,454	2,466
One-time costs related to acquisitions (f)	2,006	—
Adjusted EBITDA (a)	$48,494	$39,852

(a) ‘‘EBITDA’’ is calculated as net income before income tax expense, interest expense, other (income) expense and gain on disposal of fixed assets plus depreciation and amortization. Adjusted EBITDA is EBITDA adjusted as indicated below. Adjusted EBITDA is not intended to represent cash flow from operations as defined by GAAP and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are a basis upon which our management assesses financial performance and covenants in our senior credit facility are tied to ratios based on this measure. While EBITDA and adjusted EBITDA are frequently used as a measure of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

(b) Represents expenses associated with cost savings initiatives, primarily plant closure and plant start-up costs.

(c) Consists of non-capitalizable expenses associated with the implementation of a new ERP system.

(d) Represents allowable addbacks for one-time set up expenses associated with new long handle tool business at one or more primary customers.

(e) Consists of management fees paid to private equity sponsor (Castle Harlan), transaction fees associated with the acquisition, non-cash (income) expense related to our pension plan and non-cash charges recorded in accordance with SFAS 13 due to the expensing of escalating rent on a straight-line basis.

(f) Represents expenses associated with acquisitions, primarily for employee retention.